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                                                                     Exhibit 8.2

Direct Dial: (416) 216-1854

Toronto, December 14, 2006

Royal Bank of Canada
200 Bay Street
Royal Bank Plaza
Toronto, ON
M5J 2J5

Ladies and Gentlemen:

We have acted as Canadian tax counsel to Royal Bank of Canada ("RBC") in connection with the issuance by RBC of its Senior Debt Securities and Subordinated Debt Securities. We hereby confirm to you that the statements of Canadian tax law set forth under the heading "Canadian Taxation" on the Registration Statement filed on Form F-3 (the "Registration Statement") for the Senior Debt Securities and Subordinated Debt Securities dated December 14, 2006 are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Tax Consequences - Canadian Taxation." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

Yours very truly,

/s/ OGILVY RENAULT LLP